3

                                         EXHIBIT 1   page 1 of  3

       ENTERGY CORPORATION'S ORGANIZATION OF NON-REG COMPANIES
                      As of March 31, 2000

Entergy Corporation
     Entergy Enterprises, Inc. (LA) (100%) (an authorized subsidiary)
  Entergy Operations Services, Inc. (100%) (an O&M subsidiary) Entergy Power Generation Corp. (DE) (100%) (EWG)
     Entergy Power Equipment LP (TX)(100%)(a new subsidiary)
     EAL Power Generation, LLC (50%)(a new subsidiary)
  Entergy Power, Inc. (DE) (100%) (an authorized subsidiary)
     Entergy Power Marketing Corp. (DE) (100%) (an energy-related company)
  Entergy Holdings Inc. (100%) (an energy-related company)
         Entergy Business Solutions LLC (100%)(an energy-related company)
     Entergy Thermal LLC (100%)(an energy-related company) Entergy Nuclear, Inc. (100%) (an O&M subsidiary)
  Entergy Nuclear Holding Company #1 (100%) (EWG)
     Entergy Nuclear Generation Corporation (DE) (100%) (EWG) Entergy Technology Holding Company (100%) (ETC)
     Entergy Technology Company (100%) (ETC)
  Entergy International Holdings Ltd., LLC (DE) (100%) (FUCO)
     Entergy International Ltd., LLC (100%) (FUCO)
     Entergy International Investment No. 2 LLC (100%)
       Entergy UK Holdings, Ltd (100%)
          Entergy UK Ltd (100%)
               Entergy UK Enterprises Ltd (100%) (FUCO)
                EWO Holdings Inc. (33%)(DE)(FUCO)
     EPG Cayman Holding 1 (100%)
       Entergy US Debt Co 1 (100%)
          Ent AUS DB 1 PTD LTD (1%)
               Entergy Victoria, Inc. (DE)(10,000 shares)
               Ent AUS DB 1A (100%) (FUCO)
     EPG Cayman Holding 2 (100%)
       Entergy US Debt Co. 4 (100%)
          Entergy AUS Debt 2 (100%)
            Entergy Victoria, Inc. (311,584 shares)
            ENT AUS DB 1 PTY LTD (99%)
               ENT AUS DB 1A (100%) (FUCO)
  Entergy Global Power Operations Corporation (DE)(100%)(an O&M subsidiary)
         Entergy Power Operations U.S., Inc. (DE)(100%)(an O&M subsidiary)

                                         EXHIBIT 1   page 2 of  3

       ENTERGY CORPORATION'S ORGANIZATION OF NON-REG COMPANIES
                      As of March 31, 2000

       Entergy Power Operations Corporation (DE)(100%)(FUCO)
            Entergy Power Operations Damhead Creek Limited Partnership(UK)(99%)(FUCO)
          Entergy Power Operations Damhead Creek
          Corporation(DE)(100%)(FUCO)
              Entergy Power Operations Damhead Creek Limited
            Partnership(UK)(1%)(FUCO)
       Entergy Power Operations Holdings Ltd(Cayman)(100%)(FUCO)
            Entergy Power Operations UK Limited(UK)(100%)(FUCO)
                Entergy Power Operations Pakistan LDC
            (Cayman)(95%)(FUCO)
  Entergy Power Development Corporation (DE) (100%) (FUCO)
     Entergy Power Operations Pakistan LDC (Cayman) (5%) (FUCO) Entergy Global Trading Holdings, Ltd. (Cayman) (100%)
       EGT Holding, Ltd. (Cayman) (100%)
                     Entergy Trading & Marketing Ltd.(United
            Kingdom)(100%)
     Entergy Pakistan, Ltd. (DE) (100%) (FUCO)
       Hub Power Co., Ltd. (Pakistan) (<5%) (FUCO)
       Entergy Power Liberty, Ltd. (Mauritius) (100%) (FUCO) Entergy Power Asia, Ltd. (Cayman) (100%) (EWG)
     Entergy Power Saltend Holding, Ltd. (Cayman) (100%) (FUCO)
       Entergy Power Saltend, Ltd. (Cayman) (100%) (FUCO)
                     Saltend Cogeneration Company, Ltd. (United
            Kingdom) (100%) (FUCO)
              Entergy Power Europe Holding, Ltd. (Cayman) (100%)
        (FUCO)
         Entergy Power Damhead Creek Holding 1, Ltd. (Cayman)
        (100%) (FUCO)
              Entergy Power Damhead Creek Holding II, Ltd.
          (Cayman) (99.99%) (FUCO)
                 Entergy Power Damhead Creek Holding III, Ltd.
             (Cayman) (100%) (FUCO)
                              Damhead Creek Holding, Ltd.
                (United Kingdom) (100%) (FUCO)
               Damhead Creek, Ltd. (United Kingdom) (100%) (FUCO)
                                                  Damhead Creek
                    Finance, Ltd. (Cayman) (100%) (FUCO)
              Entergy Power Investment Holdings Corporation (DE)
             (100%)(FUCO)
                 Entergy Power Damhead Finco., L.L.C.
             (Delaware) (1%) (FUCO)
     Entergy Power Damhead Finco., L.L.C. (Delaware) (99%) (FUCO)
       Entergy Power Damhead Finco. 1 (Cayman) (100%) (FUCO)
                 Damhead Finance LDC (Cayman) (fka Entergy
             Power Damhead Cayman 1 LDC) (1%) (FUCO)

                                         EXHIBIT 1   page 3 of  3

       ENTERGY CORPORATION'S ORGANIZATION OF NON-REG COMPANIES
                      As of March 31, 2000


                              Damhead Finance (Netherlands
                Antiles) N.V. (99%) (FUCO)
               Damhead Finance (Netherlands) B.V. (99%) (FUCO) Damhead Finance (Netherlands Antiles) N.V. (1%) (FUCO) Damhead Finance (Netherlands) B.V. (1%) (FUCO)
       Entergy Power Damhead Finco. 2 (Cayman) (100%) (FUCO)
                 Damhead Finance LDC (Cayman) (fka Entergy
             Power Damhead Cayman 1 LDC) (99%) (FUCO)
                             Damhead Finance (Netherlands
               Antiles) N.V. (99%) (FUCO)
               Damhead Finance (Netherlands) B.V. (99%) (FUCO) Entergy S.A. (Argentina) (100%) (FUCO)
       Central Costanera S.A. (Argentina) (6%) (FUCO)
                 Central Thermoelectric Buenos Aires, S.A.
             (Argentina) (3%) (FUCO)
     Entergy Power CBA Holding, Ltd. (Bermuda) (100%) (FUCO)
              Central Thermoelectric Buenos Aires, S.A.
          (Argentina) (Indirect 7.8%) (FUCO)
       EWO Holdings Inc. (Delaware) (67%) (FUCO)
       Entergy Power Chile, S.A. (Chile) (100%) (FUCO)
                 Inversiones Electricas Quillota S.A. (Chile)
             (50%) (FUCO)
                              Compania Electrica San Isidro
                S.A. (Chile) (50%) (FUCO)
     EP Edegel, Inc. (Delaware) (100%) (FUCO)
       Entergy Power Peru S.A. (Peru) (100%) (FUCO)
          Generandes Peru S.A. (Peru) (33%) (FUCO)
            Edegel S.A. (Peru) (60%) (FUCO)
       Entergy Power Holdings USA Corporation (DE)(100%)(an energy related company)
         Entergy Power RS Corporation (DE)(100%)(an energy related company)